No. 3154-0031-E001

                                   ENDORSEMENT
                                   -----------

Attached to and forming part of FEDERAL TERRORISM ACT AGGREGATE QUOTA SHARE REINSURANCE AGREEMENT NO. 3154-0031 between PENN-AMERICA INSURANCE COMPANY, PENN-STAR INSURANCE COMPANY, both of Hatboro, Pennsylvania and PENN-PATRIOT INSURANCE COMPANY of Richmond, Virginia (hereinafter referred to as the "Company"), and AMERICAN RE-INSURANCE COMPANY, a Delaware Corporation with administrative offices in Princeton, New Jersey (hereinafter referred to as the "Reinsurer").

It is understood and agreed by the parties hereto, that effective 12:01 a.m., Eastern Standard Time, January 1, 2004, this Agreement is amended to read as follows:

1. Professional I.iability maximum policy limits are added to ARTICLE IV, COMPLIANCE WARRANTY, and the Article reads as follows:

                                   ARTICLE IV
                                   ----------

       COMPLIANCE WARRANTY
       -------------------

       A. The Company warrants that it will seek to obtain coverage under the Terrorism Risk Insurance Act and will comply with all provisions of the Terrorism Risk Insurance Act necessary to obtain coverage thereunder, with respect to all property and casualty insurance as defined in the Act, written by the Company, including but not limited to the prescribed notice and offer of coverage and the disclosures of premium to the policyholder as required under the Act.

       B.     The Company further warrants that:
              1. for any policy where the insurer receives a written statement from the insured that affirmatively authorizes an exclusion; or
              2. where the insured fails to pay the premium charged for providing terrorism coverage, an exclusion for such terrorism coverage will be attached to the Company's policy as permitted under law.

       C. The Company shall charge no less than 5% of all other Total Gross Premium for Certified Terrorism coverage on each policy covered hereunder unless:
              1. The original insured declines such terrorism coverage in accordance with the Act and such declination is not prohibited by law.
              2.     Otherwise prohibited from doing so by law.

       D. The Company warrants that all reinsurance in place at the inception of each Agreement Year hereunder shall remain unchanged during such Agreement Year or so deemed.


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                                                              No. 3154-0031-E00l

       E. The Company and the Reinsurer have mutually agreed to the Company's underwriting guidelines for Terrorism as respects certified acts of terrorism. The Company warrants that these guidelines shall he applied to all business reinsured hereunder and shall remain unchanged unless agreed to in writing by American Re-Insurance prior to the implementation of any such changes. The terms and conditions of this Agreement shall take precedence over any other agreement between the Company and the Reinsurer regarding such guidelines.

       F. It shall be deemed that the Company will purchase umbrella facultative reinsurance and excess general liability reinsurance covering Extra Contractual Obligations and Excess Judgments liability as defined within this Agreement for an amount equal to and in addition to the umbrella policy limit subject to an annual aggregate limit of $5,000,000. Facultative reinsurance coverage for any umbrella extra contractual obligations or excess judgments liability shall inure to the benefit of this Agreement.

       G. Professional Liability - $1,000,000 each occurrence and $2,000,000 general aggregate.

       H. Professional Liability "Slender Lady Program" - $1,000,000 each occurrence and $3,000,000 general aggregate.

II. The "Slender Lady Program" is added as an exception to Exclusion B.1 of the EXCLUSIONS Article and the exclusion reads as follows:

       1. Professional Liability or Errors and Omissions Coverage other than for the following:
                      a.   "Beau-T-Pak";
                      b.   Barbers;
                      c.   Opticians;
                      d.   Veterinarians that treat household pets;
                      e.   Morticians;
                      f.    Clergy;
                      g.   Employee Benefits Liability (E&O Coverage);
                      h.   Druggists;
                      i.   "Day Care Pak";
                      j.   "Adult Day Care";
                      k.   "Health Club Pak";
                      l.   "Instructor Pak";
                      m.   In-Home Day Care;


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                                                              No. 3154-0031-E001



                      n.   "Pet Pak"; o. "Wellness Pak";
                      p.   "Massage Program"; or
                      q.   "Slender Lady Program".

IN WITNESS WHEREOF the parties hereto have caused this Endorsement to be executed in duplicate in Hatboro, Pennsylvania, this 10th day of September, 2004;


ACCEPTED:
PENN-AMERICA INSURANCE COMPANY
PENN-STAR INSURANCE COMPANY
PENN-PATRIOT INSURANCE COMPANY





----------------------------------
and in Princeton, New Jersey, this                  9th Day of September 2004.

                                                   AMERICAN RE-INSURANCE COMPANY



                                                   -----------------------------
                                                   Vice President


DATED: August 9, 2004
RG/rg



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